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                                                                    EXHIBIT 4.22

                          REGISTRATION RIGHTS AGREEMENT


        AGREEMENT made as of the _____ day of ________________, 1998, by and among IXC Communications, Inc., a Delaware corporation (the "Company"), [___________________], [__________________] and [__________________]
(collectively, the "Sellers").

                              W I T N E S S E T H:

        WHEREAS, the Company and the Sellers are parties to a Purchase Agreement, dated ______________, 1998 (the "Purchase Agreement") pursuant to which the Company has issued to the Sellers an aggregate of ________ shares of Common Stock and warrants (the "Warrants") to purchase an aggregate of 75,000 shares of Common Stock;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. The following terms shall be used in this Agreement with the following respective meanings:

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means and includes (a) the Company's Common Stock, $0.01 par value per share, as authorized on the date of this Agreement and (b) any other securities into which or for which the securities described in (a) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, share exchange, sale of assets or otherwise.

        "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

        "Holder" means any holder of Registrable Stock.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Person" means any natural person, partnership, limited liability company, corporation or other legal entity.

        "Registrable Stock" means (a) the Common Stock issued pursuant to the Purchase Agreement and the Common Stock issued or issuable upon exercise of the Warrants, whether or not such Common Stock is owned by any of the Sellers, and
(b) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or





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reorganization; provided, however, Common Stock held by any Person will cease to be Registrable Stock upon the earlier of the following events: (i) following sale thereof pursuant to the Registration Statement or (ii) when the Registrable Stock held by such Person is then immediately salable in accordance with Rule 144(k) under the Securities Act (assuming for this purpose that the Person is not an affiliate of the Company).

        "Registration Statement" means the registration statement on Form S-3 or such other form as the Company is eligible to use which is filed by the Company with the Commission in accordance with the Purchase Agreement pertaining to the resale of the Registrable Stock.

        "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

        2. Effectiveness of Registration Statement. The Company represents and warrants that the Registration Statement is effective under the Securities Act, and no stop order has been issued and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission.

        3. Registration Covenants. The Company will, at its expense, as expeditiously as possible:

                (a) Subject to Permitted Interruptions and Necessary Interruptions (as defined below), in accordance with the Securities Act and the rules and regulations of the Commission, use its best efforts to cause the Registration Statement to remain effective as long as Registrable Stock is outstanding, and prepare and file with the Commission such amendments to the Registration Statement (and use its best efforts to cause post-effective amendments to become and remain effective) and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and the Registration Statement and prospectus accurate and complete until the Registrable Stock covered by the Registration Statement has been sold;

                (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter, if any, of the public offering and the Holders participating in such offering;

                (c) Furnish to the participating Holders and to the underwriters such reasonable number of copies of the Registration Statement (including all exhibits thereto), preliminary prospectus, final prospectus and such other documents as such underwriters and participating Holders may reasonably request in order to facilitate the public offering of such securities;

                (d) Use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such

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        Registration Statement or (ii) as such participating Holders and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                (e) Notify the Holders promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                (f) Notify the Holders promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                (g) Subject to Permitted Interruptions and Necessary Interruptions, prepare and file with the Commission, promptly upon the request of any Holders, any amendments or supplements to such Registration Statement or prospectus which is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such Holders;

                (h) Subject to Permitted Interruptions and Necessary Interruptions, prepare and promptly file with the Commission, and immediately notify such Holders of the need to file and of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (i) Subject to Permitted Interruptions and Necessary Interruptions, in case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                (j) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;


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                (k) Use its best efforts to ensure the obtaining of all
        necessary approvals from the NASD;

                (l) Cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement; and

                (m) Use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

        4. Expenses.

                (a) All fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that Holders participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions and shall be responsible for any fees and disbursements of counsel for any such Holder.

                (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.


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        5. Indemnification and Contribution.

                (a) The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in the Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any Person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based on any violation or alleged violation of any federal, state or common law rule or regulation applicable to the Company and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand, loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such Holder, such underwriter or such controlling Person in writing specifically for use in the preparation thereof. This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

                (b) Each Holder of shares of the Registrable Stock which are included in the Registration Statement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

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        in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all shares of Registrable Stock sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement. This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

                (c) Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 5 (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5 and shall not relieve the indemnifying party from liability under this Section 5 unless such indemnifying party is prejudiced by such omission. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be


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        sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification is such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively "Losses")) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

                (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in Section 5

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        hereof, and will survive the sale by a Holder of securities covered by a
        Registration Statement.

        6. Permitted Interruptions. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to prepare or file a registration statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any registration statement or otherwise facilitate the resale of Registrable Stock, and it shall be free voluntarily to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment if such action is taken or omitted to be taken by the Company in good faith and for valid business reasons including, without limitation, matters relating to acquisitions or divestitures, so long as the Company shall, as promptly as practicable thereafter, make such filing, supplement or amendment (any period described in this Section 6 (other than a Necessary Interruption (defined below)) during which Holders of Registrable Stock are not able to sell such Registrable Stock under a registration statement is herein called a "Permitted Interruption"). The period between Permitted Interruptions shall not be less than 30 days and no more than two Permitted Interruptions may occur in any 12 month period. If any event occurs which would make the Registration Statement then in effect materially incorrect or misleading, the Company shall not be required to keep the Registration Statement effective as of such date and continuing for ten business days thereafter and the Holders of Registrable Stock shall not sell such securities during such period (each such period is referred to as a "Necessary Interruption"). The Company hereby agrees to notify each of the Holders of Registrable Securities in writing of the occurrence of, and the termination of, each Permitted Interruption and/or Necessary Interruption (the nature and pendency of which need not be disclosed during such Permitted Interruption). Permitted Interruptions shall not extend beyond 45 days. No Permitted Interruption shall apply to any sales of Registrable Stock made prior to the Holder's receipt of written notice of the Permitted Interruption.

        7. Reporting Requirements Under Exchange Act. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 7 are (a) to enable any such Holder to comply with the current public information requirement contained in Paragraph
(c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (b) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3. The Company agrees to use its best efforts to facilitate and expedite transfers of Registrable Stock pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Stock.

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        8. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given and received when given in accordance with the Purchase Agreement, and if to any Holder not a party to the Purchase Agreement at such Holder's address for notice as set forth in the register maintained by the Company, or, as to any of the foregoing, to such other address as any such party may give the others notice of pursuant to this Section.

        9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

        10. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except by a writing executed by the Company and the Holders of at least two-thirds of the Registrable Stock.

        11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto. The rights of any Holder hereunder may be transferred in connection with a transfer of the Registrable Stock. Promptly after such transfer, the transferring Holder shall give written notice to the Company stating the name and address of the transferee and identifying the Common Stock with respect to which such registration rights are being transferred and the transferee shall deliver to the Company a written instrument by which the transferee agrees to be bound by the obligations imposed upon the Holders by this Agreement. The Company shall not be required to perform any obligations hereunder with respect to any transferee Holder until such transferee Holder delivers such written instrument.

        12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

        14. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

        15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above recited.


                                      IXC COMMUNICATIONS, INC., a Delaware
                                      corporation



                                      By:
                                          --------------------------------------




                                      SELLERS:


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